Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Ross Lavnikevich and Rafael Abdurachmanov, Chief Executive Officer and Chief Financial Officer, respectively, of iGenii, Inc, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in such report fairly presents, in all material respects, the financial condition of iGenii, Inc as of the dates presented and the results of operations of iGenii, Inc for the periods presented.

/s/ Rafael Abdurachmanov
Rafael Abdurachmanov,
Chief Financial Officer

Date: May 14, 2010

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to iGenii, Inc and will be retained by iGenii, Inc and furnished to the Securities and Exchange Commission or its staff upon request.